Exhibit 10.9

SHARED SPACE ARRANGEMENT

This shared space arrangement (this “Shared Space Arrangement”) is made and entered into as of the 13th day of July, 2020 (the “Effective Date”) by and between Kintai Therapeutics, Inc., a Delaware corporation (“Licensor”), and Omega Therapeutics, Inc., a Delaware corporation (“Licensee”), with an address as identified on the signature page of this Shared Space Arrangement (the “Signature Page”).

RECITALS

WHEREAS, 400 Discovery Park, LLC, a Delaware limited liability company (“Prime Landlord”) entered into that certain Lease dated July 31, 2019 (the “Original Lease”), as amended by that certain First Amendment of Lease dated December 21, 2019 (the “First Amendment”), as amended by that certain Second Amendment of Lease, Confirmation of Terms and Reconciliation (the “Second Amendment”, and together with the Original Lease and First Amendment, the “Prime Lease”), whereby Prime Landlord leased to Licensor, as tenant, 69,154 leasable square feet on the third and fourth floors and 713 leasable square feet on the first floor (the “Premises”), all in the building located at and known as Tower 500, 20 Acorn Park Drive, Cambridge Discovery Park, Cambridge, Massachusetts (the “Building”).

WHEREAS, the parties acknowledge that (i) the Licensee meets the definition of a “Flagship Portfolio Occupant” as set forth in Article I of the Original Lease, (ii) this Shared Space Arrangement is intended to function as a “Flagship Portfolio Agreement” (as such term is defined in Section 8.1(h) of the Original Lease, as amended in Section 17 of the First Amendment), and (iii) the Prime Landlord is an express third-party beneficiary of this Shared Space Arrangement, though Prime Landlord has no direct obligations to the Licensee under the Prime Lease, the Shared Space Arrangement or otherwise.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensor and Licensee hereby agree to the following:

1.    License: Licensor hereby grants Licensee, and Licensee hereby accepts from Licensor, the non-exclusive license and privilege to use and operate within the Shared Space (as hereinafter defined) in accordance with the terms and conditions of this Shared Space Arrangement, together with the right to exercise, in common with Licensor and others entitled thereto, Licensor’s right to use the common areas under the Prime Lease necessary or appropriate to Licensee’s use of the Shared Space. Licensee acknowledges agrees that it is subject to the insurance and liability provisions of the Prime Lease. This Shared Space Arrangement does not convey title to any land or buildings, and in no event shall it be deemed an estate in land or a tenancy. Licensee acknowledges and agrees that in no event shall this Shared Space Arrangement grant, or be deemed to have granted Licensee any rights whatsoever against Prime Landlord with respect to the Premises.

2.    Shared Space: This Shared Space Arrangement shall allow Licensee to use only the space within the Premises as more particularly shown on Exhibit A attached hereto (the “Shared Space”), which may be amended by mutual agreement set forth in writing between the parties. Notwithstanding anything to the contrary contained herein, the parties acknowledge that a portion of the Shared Space shall be for the shared use of Licensee, Licensor and other licensees within the Premises (the “Shared Common Areas”). The use of such Shared Common Areas shall be in accordance with this Shared Space Arrangement and any reasonable rules and regulations promulgated for their use hereafter.

3.	Term; License Fee:

(a)

The term (“Term”) of this Shared Space Arrangement shall commence on the August 1, 2020 (the “Term Commencement Date”) and continue through July 31, 2022 (the “Initial Term”). Notwithstanding the foregoing to the contrary, provided that Licensee shall not be in default beyond any applicable notice and cure periods either at the time Licensor receives the Extension Notice (as hereinafter defined) or at the commencement of the Extension Term (as hereinafter defined), Licensee shall have two (2) options to extend the Term of this Shared Space Arrangement for a period of approximately twenty-four (24) months (each, an “Extension Term” and collectively, the “Extension Terms”). Licensee must exercise its right to extend the Term by providing written notice of the election to Licensor (the “Extension Notice”) at least six (6) months prior to the applicable termination date. In the event of such renewal, the “Term” shall include the Extension Term and such renewal shall be upon the same provisions as for the Initial Term. In no event will the Term extend beyond the expiration of the Prime Lease.

(b)

Licensee will pay a “License Fee,” which is its monthly proportionate share of Tenant’s cost of the actual Base Rent and Additional Rent (each as defined in the Prime Lease), and any additional sums which are paid by Licensor for the use and occupancy of the Shared Space including but not limited to utilities, building maintenance, waste removal, alarm and security services, property management fee, and parking. Licensee’s proportionate share of: (i) Tenant’s cost of the actual Base Rent shall be 33% of the actual Base Rent, and (ii) Tenant’s cost of the actual Additional Rent shall be 33% of (A) Tenant’s Project Share of Project Taxes, Project Insurance Costs and Project Operating Costs, (B) Tenant’s Building Share of Building Taxes, Building Insurance Costs and Building Operating Costs (as such terms are defined in Article I of the Original Lease), and (C) Tenant’s Utility Costs and Other Additional Rent (as such terms are defined in Sections 10B and 10C of the Summary of Basic Term of the Original Lease). In the event there are additional sums paid by Licensor for the use and occupancy of the Shared Space, Licensee shall be responsible for 33% of any amounts actually charged by Prime Landlord. It is anticipated that the License Fee as of the Term Commencement Date for (b)(i) and (b)(ii)(A) and (B) above shall be $193,686.85, specifically excluding those charges under (b)(ii)(C), which shall be billed separately in accordance with Section 3(c).

(c)

Licensee shall begin paying the License Fee to Licensor on the Effective Date. All License Fee payments are due and payable in advance on or before the date which is five (5) days before the beginning of each calendar month, without demand, deduction, counterclaim or setoff, excepting any additional sums which are separately invoiced by Licensor, which shall be paid by Licensee to Licensor within fifteen (15) days after Licensee’s receipt of an invoice. The License Fee for any partial month shall be prorated and paid on the first of such month.

4.

Use of the Shared Space: Licensee agrees to only use the Shared Space consistent with the terms of the Prime Lease. Any alterations to the Shared Space shall be made in accordance with the Prime Lease, and shall require the prior written consent of the Prime

Landlord (in accordance with the terms of the Prime Lease) and Licensor, whose approval shall not be unreasonably withheld, conditioned or delayed in the event Prime Landlord’s consent is given. Notwithstanding the foregoing, in the event Prime Landlord’s prior written consent is not required for any alterations in accordance with Section 7.5 of the Original Lease, Licensor’s consent shall also not be required. Licensor will make available to Licensee its proportionate share, which shall be 25 parking spaces as of the Effective Date, of the parking spaces made available to Licensor by Prime Landlord, subject to all of the terms and conditions applicable to Licensor in the Prime Lease.

5.

Default and Liability for Damages: Licensor may terminate this Shared Space Arrangement, effective immediately, and require Licensee to immediately vacate the Shared Space in the event (i) Licensee or any employee, agent, representative or invitee of Licensee (collectively, a “Licensee Party”) causes an Event of Default under the Prime Lease, (ii) Licensee is in Default of any provision, obligation or covenant set forth in this Shared Space Arrangement, or (iii) a Licensee Party acts or behaves in a manner deemed by Licensor, in its sole discretion, as dangerous or threatening. The occurrence of any of the following shall constitute a material breach of this Shared Space Arrangement and a “Default” by Licensee: (a) failure to pay the License Fee or any other amount within five (5) days after written notice from Licensor to Licensee of such late payment; (b) all those items of default set forth in the Prime Lease which remain uncured after the cure period provided in the Prime Lease, less ten (10) days; and/or (c) Licensee’s failure to perform timely and subject to any cure periods any other material provision of this Shared Space Arrangement or the Prime Lease as incorporated herein. Licensee shall be liable, and hereby accepts responsibility for any damage to equipment, furnishings, and any other property of Licensor or Prime Landlord (including, without limitation, damage to the Premises), caused by Licensee or a Licensee Party, excluding damage due to normal wear and tear. Licensee agrees to pay the cost to repair or replace (at full replacement cost) any damaged property, subject to any waivers of subrogation contained in any property insurance policies.

6.

Indemnity: Subject to any waiver of subrogation contained in any property insurance policies held or required to be held hereunder, and except to the extent arising out the negligence or willful misconduct of Licensor or any of Licensor’s employees, agents, representatives or invitees, Licensee agrees to indemnify and save harmless Licensor and its partners, employees, agents, independent contractors, clients and invitees (each an “Indemnified Party” and collectively, the “Indemnified Parties”), from and against any and all claims, liabilities, suits, judgments, awards, damages, losses, fines, penalties, costs and expenses, including without limitation reasonable attorneys’ fees (collectively, “Claims”), that any Indemnified Party may suffer, incur or be liable for by reason of or arising out of the breach by Licensee or any Licensee Party of any of the duties, obligations, liabilities or covenants applicable hereunder or relating to its occupancy or use of the Shared Space. Licensee shall promptly notify Licensor of any such claim and shall promptly deliver to the other a copy of any summons or other process, pleading or notice issued in any action or proceeding to assert any such claim.

Subject to any waiver of subrogation contained in any property insurance policies held or required to be held hereunder, and except to the extent arising out of the negligence or willful misconduct of Licensee or any Licensee Party, Licensor agrees to indemnify and save harmless Licensee and its Indemnified Parties, from and against any and all Claims, that Licensee or its Indemnified Party may suffer, incur or be liable for by reason of or arising out of the negligence or willful misconduct by Licensor or any employee, agent, representative or invitee of Licensor relating to its occupancy or use of the Premises. Licensor shall promptly notify Licensee of any such claim and shall promptly deliver to the other a copy of any summons or other process, pleading or notice issued in any action or proceeding to assert any such claim.

Notwithstanding anything to the contrary contained herein, in no event shall either party be liable under this Shared Space Arrangement for any indirect, consequential or punitive damages. In no event shall the partners, principals, members, officers, stockholders, directors, employees or agents of either Licensor or Licensee be personally liable for the performance of that party’s obligations under this Shared Space Arrangement.

7.

Confidentiality: Each party shall hold the Confidential Information (as hereinafter defined) of the other party in strict confidence and shall not use, or disclose such information to any person, except as explicitly permitted by this Shared Space Arrangement. In protecting the Confidential Information, each party shall use the same degree of care as each party uses to protect its own confidential information of a similar nature (but in no event less than a reasonable degree of care) and shall notify the other party of any potential or actual unauthorized disclosure or use of its Confidential Information.

(i)    Each party may disclose the other party’s Confidential Information to:

(1)    its agents and employees only to the extent reasonably necessary to accomplish the purposes of this Shared Space Arrangement and only with the express agreement by such employees and agents that the Confidential Information is to be maintained under confidentiality and nonuse obligations that are no less protective than those in this Shared Space Arrangement; and

(2)    to the extent required by applicable law, court order, or in any litigation in connection with this Shared Space Arrangement.

(ii)    If either party is required to disclose any of the other party’s Confidential Information pursuant to Section 7(i) above, such party will, if permitted, provide the party whose Confidential Information is being disclosed with reasonable, prior notice of the requirement and assistance (at such party’s expense) so that the party that is the owner of the Confidential Information may seek to oppose the requirement to disclose or obtain a protective order preserving the confidentiality of any of its Confidential Information so disclosed.

(iii)    “Confidential Information” shall mean: (a) all business information heard, seen or in any manner learned by either party or its respective agents, employees or Visitors (defined below) due to the parties’ shared use of the Premises; (b) all information that has been or may be disclosed to either party, its employees, or agents orally or in writing, by the other party, its respective employees or agents in connection with, or incidental to, this Shared Space Arrangement or any other business dealing between Licensor and Licensee; and (c) the terms of this Shared Space Arrangement.

The Confidential Information shall not include information that (i) is or becomes available to the public through no fault of a party or its respective agents, employees or Visitors, or (ii) the receiving party can show by written records was acquired in good faith on a non-confidential basis from a third party. “Visitors” shall mean: all persons permitted to access the Premises by or because of either party.

Each party shall be directly liable to the other party for breaches of the confidentiality obligations set forth herein by the receiving party and its respective employees, agents and Visitors. Upon a disclosing party’s request, the receiving party shall destroy, erase, or return to the disclosing party, in a manner reasonably acceptable to the disclosing party, all Confidential Information in its possession or control.

Each party hereby acknowledges and agrees that money damages alone would be an inadequate remedy for the injuries and damage that would be suffered and incurred by either disclosing party as a result of a breach of any of the confidentiality provisions of this Shared Space Arrangement. Accordingly, a disclosing party shall be entitled to equitable relief, including injunctive relief and specific performance, to prevent or end a breach of the confidentiality provisions of this Shared Space Arrangement without the need to show irreparable harm or to submit proof of the economic value of any Confidential Information. Such equitable relief shall not be deemed to be the exclusive remedy for any breach of this Shared Space Arrangement, but shall be in addition to all other remedies at law or in equity.

Each party’s obligations of confidentiality and nonuse of the Confidential Information under this Shared Space Arrangement shall survive the termination of this Shared Space Arrangement.

8.

Insurance: Licensee shall carry and maintain the same insurance policies and in such amounts that are applicable to Licensor under the Prime Lease, and Licensee shall have Licensor and Prime Landlord named as additional insureds under such policies.

9.

Notice: If a demand, request, appeal, consent or notice (collectively referred to as a “notice”) shall or may be given in accordance with this Shard Space Arrangement, the notice shall be given in writing by physical mail, or by e-mail, to one or more responsible parties, provided that there is a reasonable record kept thereof as relating to both the date of the communication and as to the content thereof. Such a reasonable record can include printed or electronic copies of said communications. Any notice that is sent by mail shall be deemed received, if properly addressed, three (3) business days after any such notice is deposited in the United States mail certified, postage-prepaid, return-receipt requested. If Licensee’s address as set forth below is given as blank or as being within the Premises, then notice shall be deemed received if delivered by hand to the company’s mailbox within the Premises. Any notice under this Shared Space Arrangement that is sent by e-mail shall be deemed received, if delivered to the e-mail address set forth below or, if to Licensee, another e-mail address reasonably believed by Licensor as being that of a responsible party of Licensee, three (3) business days after any such notice is sent, provided that no automatic response has been received from the recipient’s e-mail system indicating non-receipt of the e-mail message or unavailability of the recipient. No oral communication shall be deemed a notice under this Shared Space Arrangement.

Licensor:                 Kintai Therapeutics, Inc.

20 Acorn Park Drive

Cambridge, MA 02140

Attn: [XXX]

Email: [XXX]@kintaitx.com

Licensee:                 Notice shall be sent to the address set forth on the Signature Page.

10.	Assignment: Licensee shall have no right to assign, transfer or otherwise encumber this Shared Space Arrangement.

11.

Furniture and Equipment: Licensee shall have, as appurtenant to the Shared Space, the use of the furniture and equipment located in the Shared Space as of the Term Commencement Date (the “Equipment”) during the Term. Licensee agrees to take all actions necessary or appropriate to ensure that the Equipment shall be and remain personal property, and nothing in this Shared Space Arrangement shall be constituted as conveying to Licensee any interest in the Equipment other than its interest as a Licensee. The Equipment shall be used by Licensee only at the Shared Space and in the ordinary conduct of its business. Licensee hereby assumes all risks and liabilities, including without limitation personal injury or death and property damage, arising with respect to the Equipment (unless through Licensor’s negligence or willful misconduct), howsoever arising, in connection with any event occurring prior to such Equipment’s return in accordance herewith. In addition, as Licensor is not the manufacturer or vendor of the Equipment, it makes no other representation or warranty, express or implied, as to any matter whatsoever, including without limitation the design or condition of the Equipment, its merchantability, durability, suitability or fitness for any particular purpose, the quality of the material or workmanship of the Equipment, or the conformity of the Equipment to the provisions or specifications of any purchase order relating thereto, and Licensor hereby disclaims any and all such representations and warranties. At the expiration or earlier termination of the Term, Licensee shall return the Equipment to Licensor in the same condition as when delivered to Licensee, ordinary wear and tear from proper use and damage caused by Licensor’s negligence or willful misconduct excepted.

12.	Choice of Law: The parties agree that the interpretation, instruction and enforcement of this contract shall be governed by the laws of the Commonwealth of Massachusetts.

13.

Nature of Agreement: The parties agree that any oral discussion regarding modifying this Shared Space Arrangement shall be deemed by both parties to be exploratory in nature, and shall be binding on the parties only when reduced to writing and acknowledged in writing by both parties as agreed. This shall be the case even if one or both parties begin to operate on the basis of an oral discussion as though such discussion represented a definitive agreement. Failure of either party to enforce any provision of this agreement shall not constitute a waiver of that term of the agreement, and such provision may be enforced later, at any time, without prejudice.

14.

Multiple and Electronic Counterparts: This Shared Space Arrangement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute a single instrument. The counterparts of this Shared Space Arrangement may be executed and delivered by facsimile or other electronic signature by any of the parties to any other party and the receiving party may rely on the receipt of such document so executed and delivered by facsimile or other electronic means as if the original had been received.

[Signature Page Follows]

SIGNATURE PAGE (ALL FIELDS BELOW MUST BE COMPLETED)

LICENSEE:

Name of Licensee organization’s legal entity:

Omega Therapeutics, Inc.

Signature: /s/ Mahesh Karande

Name of authorized signer: Mahesh Karande

Title: President and CEO

Date: July 13, 2020

Address of Licensee: 20 Acorn Park Drive, Cambridge, MA 02140

Email: [XXX]@omegatherapeutics.com

LICENSOR:

Kintai Therapeutics, Inc.

Signature: /s/ Guillaume Pfefer

Officer’s name: Guillaume Pfefer

Title: President

Date: July 13, 2020

Exhibit A

Shared Space